UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2012 (August 7, 2012)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 7, 2012, SL Green Realty Corp. (the “Company”) and SL Green Operating Partnership, L.P., the Company’s operating partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, as representatives of the several underwriters listed therein, relating to the sale by the Company of 8,000,000 shares of 6.50% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”).  The Company has granted the underwriters an option to purchase up to an additional 1,200,000 shares of Series I Preferred Stock during the next 30 days solely to cover over-allotments, if any.  The offering is expected to close on August 10, 2012, subject to customary closing conditions.

Certain of the underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to the Company and its subsidiaries for which they have received or will receive customary fees and expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed Articles Supplementary in the State of Maryland, effective August 9, 2012, reclassifying 4,600,000 shares of 8% Series A Convertible Cumulative Preferred Stock (the “Series A Preferred Stock”), 1,300,000 shares of Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”) and 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) into authorized preferred stock without further designation (the “Reclassification Articles Supplementary”).  The Series A Preferred Stock and Series D Preferred Stock had previously been issued and redeemed in accordance with their respective terms.  The foregoing description is qualified in its entirety by reference to the Reclassification Articles Supplementary, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

In connection with the offering of Series I Preferred Stock, the Company filed Articles Supplementary in the State of Maryland, effective August 9, 2012, designating 9,200,000 shares of Series I Preferred Stock (the “Series I Articles Supplementary”). The shares have a liquidation preference of $25.00 per share, par value $0.01 per share and no stated maturity. The shares will pay cumulative annual dividends of $1.625 per share. Except in instances relating to preservation of the Company’s status as a real estate investment trust, the Series I Preferred Stock is not redeemable until August 10, 2017. On and after August 10, 2017, the Company may redeem the Series I Preferred Stock, at any time, in whole or from time to time in part, for cash at $25.00 per share, plus accumulated and unpaid dividends, if any, to, but excluding, the redemption date.  The foregoing description is qualified in its entirety by reference to the Series I Articles Supplementary, a copy of which is filed as Exhibit 3.2 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

1.1           Underwriting Agreement, dated as of August 7, 2012, among SL Green Realty Corp., SL Green Operating Partnership and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, as representatives of the several underwriters listed therein.

3.1           Articles Supplementary, effective August 9, 2012, reclassifying 4,600,000 shares of Series A Preferred Stock, 1,300,000 shares of Series B Preferred Stock and 4,000,000 shares of Series D Preferred Stock into authorized preferred stock without further designation.

3.2           Articles Supplementary, effective August 9, 2012, classifying and designating 9,200,000 shares of the Company’s Series I Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share.

4.1           Form of stock certificate evidencing the Series I Preferred Stock (included in Exhibit 3.2).

12.1         Computation of Ratios of Earnings to Fixed Charge and Preferred Stock Dividends for SL Green Realty Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: August 9, 2012